Exhibit 99.1

Investors Trey Huffman 404-748-6219 huffmanal@corp.earthlink.com Media Alexandra Gobbi 404-709-3405 alexandra.gobbi@corp.earthlink.com

EARTHLINK REPORTS SECOND QUARTER 2014 RESULTS

•                  Revenue of $297.4 million

•                  Net loss of $(21.8) million and net loss of $(0.21) per share

•                  Adjusted EBITDA of $50.9 million

•                  Net cash provided by operating activities of $18.0 million

•                  Unlevered Free Cash Flow of $24.9 million

ATLANTA, GA — August 4, 2014 — EarthLink Holdings Corp. (NASDAQ: ELNK) today announced financial results for its second quarter of 2014.

“I’m proud of our strong financial results we delivered this quarter,” said EarthLink Chief Executive Officer and President Joseph F. Eazor. “We are intensely focused on improving our operations and cash flow generation. Our results this quarter reflect the team’s good progress so far. We are still early in this process and we expect to continue to make additional run rate improvements.”

Second Quarter 2014 Financial Summary

				First	Second
Figures in US $ millions,	Second Quarter			Quarter	Quarter
except per share	2013	2014	Change	2014	2014	Change
Revenues
Business Services	$243.3	$234.2	(3.7)%	$234.0	$234.2	0.1%
Consumer Services	70.1	63.1	(10.0)%	63.3	63.1	(0.3)%
Total Revenue	313.4	297.4	(5.1)%	297.3	297.4	—%

Gross Margin	160.5	153.2	(4.5)%	151.4	153.2	1.2%

Operating Expenses	105.0	104.6	(0.4)%	106.5	104.6	(1.8)%

Net Loss	(11.2)	(21.8)	94.6%	(26.5)	(21.8)	(17.7)%
Net Loss per share	(0.11)	(0.21)	90.9%	(0.26)	(0.21)	(19.2)%

Adjusted Net Loss (1) (2)	(11.2)	(16.4)	46.4%	(21.1)	(16.4)	(22.3)%
Adjusted Net Loss per share (1) (2)	(0.11)	(0.16)	45.5%	(0.21)	(0.16)	(23.8)%

Adjusted EBITDA (2)	59.5	50.9	(14.5)%	49.9	50.9	2.0%

Capital Expenditures	34.4	26.0	(24.4)%	23.4	26.0	11.1%

Cash and Marketable Securities	141.9	98.5	(30.6)%	108.5	98.5	(9.2)%

Net Cash Provided by Operating Activities	11.7	18.0	53.8%	21.3	18.0	(15.5)%

Unlevered Free Cash Flow (2)	25.1	24.9	(0.8)%	26.5	24.9	(6.0)%

(1) Q1 2014 Adjusted Net Loss excludes a one-time fixed asset impairment of $5.3 million and Q2 2014 Adjusted Net Loss excludes a one-time fixed asset impairment of $5.4 million.

(2) Adjusted Net Loss, Adjusted Net Loss per Share, Adjusted EBITDA and Unlevered Cash Flow are non-GAAP measures, see definitions in “Non-GAAP Measures” below.

Revenue

•                  EarthLink’s total revenue for the second quarter of 2014 was $297.4 million, a decline of 5.1% from the prior year quarter. The revenue trajectory continued to show improvement versus the 6.1% year-over-year decline the company reported in the first quarter of 2014.

•                  Business Services revenue declined 3.7% from the second quarter of 2013, an improvement versus the 4.3% year-over-year decline reported in the first quarter of 2014. The company’s sales teams continued to make progress extending the terms of contracts with existing customers.

•                  The Consumer Services revenue profile was aided by targeted price actions during the quarter. Consumer Services churn in the second quarter is commensurate with an increase in ARPU. We expect consumer churn to continue to moderate in future periods.

Net Loss and Adjusted EBITDA

•                  Net loss was $(21.8) million in the second quarter. This amount includes one-time non-cash charges of $5.4 million to record impairment of certain fixed assets. This compares to a net loss of $(11.2) million in the second quarter of 2013 and $(26.5) million in the first quarter of 2014.

•                  Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $50.9 million in the second quarter, a 2% increase from the first quarter of 2014, and a 15% decrease from the second quarter of 2013.

Balance Sheet and Cash Flow

•                  Net cash provided by operating activities was $18.0 million. EarthLink ended the second quarter with $98.5 million in cash. This compared to net cash provided by operating activities of $11.7 million in the second quarter of 2013 and $21.3 million in the first quarter of 2014. EarthLink made interest payments of $24.5 million during the second quarter and repurchased 0.7 million shares of common stock for $2.2 million.

•                  EarthLink generated Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $24.9 million during the second quarter of 2014.  This compared to Unlevered Free Cash Flow of $25.1 million in the second quarter of 2013 and $26.5 million in the first quarter of 2014.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment. Adjusted Net Loss is defined as net loss excluding the non-cash charge to record valuation allowance against deferred tax assets, the non-cash impairment of goodwill and estimated tax impact and the non-cash impairment of long-lived assets.

Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Net Loss are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 4 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

EarthLink’s Second Quarter 2014 Conference Call will be held on Tuesday, August 5, 2014 at 8:30 a.m. ET and hosted by EarthLink’s Chief Executive Officer and President Joseph F. Eazor and Executive Vice President and Chief Financial Officer Bradley A. Ferguson.

The dial-in number is: (866) 887-3882.

Participants should reference the conference ID number 72905401 or “EarthLink Second Quarter 2014 Earnings Call” and dial in 10 minutes prior to the scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/.

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/.

Replay

A webcast replay will be available from 11:30 a.m. ET on August 5 through midnight on September 5, 2014. Dial toll-free: (855) 859-2056. The replay confirmation code is 72905401. The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

About EarthLink

Founded in 1994, EarthLink Holdings Corp. (NASDAQ: ELNK) is a leading managed network and cloud services provider, empowering businesses with a fully-managed, end-to-end communications, IT and virtualization portfolio including cloud computing, IT security, colocation, enterprise-class hosted applications and IT support services. EarthLink operates an over 28,000 fiber route mile network, with 90 metro fiber rings and 8 secure data centers providing ubiquitous nationwide data and voice IP service coverage. EarthLink’s service and product innovation enables the company to design scalable solutions specific to each client’s IT needs, supported by an experienced customer care team. The company also offers award-winning high-speed, wireless and dial-up Internet services to residential customers across the U.S. For more information, visit www.earthlinkbusiness.com or follow @EarthLink.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation: (1) we may not be able to execute our strategy to be a leading managed network services provider, which could adversely affect our results of operations and cash flows; (2) we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) our failure to achieve operating efficiencies will adversely affect our results of operations; (4) as a result of our continuing review of our business, we may determine to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (5) we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (6) if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (7) unfavorable general economic conditions could harm our business; (8) we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (9) we face significant competition in the communications and IT services industry that could reduce our profitability; (10) failure to retain existing customers could adversely affect our results of operations and cash flows; (11) decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) our consumer business is dependent on the availability of third-party network service providers; (21) we face significant competition in the Internet access industry that could reduce our profitability; (22) the continued decline of our consumer access subscribers will adversely affect our results of operations; (23) potential regulation of Internet service providers could adversely affect our operations; (24) cyber security breaches could harm our business; (25) privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (26) interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (27) our business depends on effective business support systems and processes; (28) if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (29) we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (30) we may not be able to protect our intellectual property; (31) we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (32) government regulations could adversely affect our business or force us to change our business practices; (33) our business may suffer if third parties are unable to provide services or terminate their relationships with us; (34) we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (35) we may not realize our deferred tax assets, we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (36) our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (37) we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (38) our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness or limit our ability to draw on our revolving credit facility; (39) we may reduce, or cease payment of, quarterly cash dividends; (40) our stock price may be volatile; (41) provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (42) our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014

Revenues	$313,401	$297,358	$630,189	$594,678
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	152,938	144,188	305,804	290,064
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	104,980	104,598	211,558	211,082
Depreciation and amortization	44,270	45,615	87,625	92,470
Impairment of goodwill and long-lived assets (1)	—	5,437	255,599	10,771
Restructuring, acquisition and integration-related costs (2)	7,278	4,908	18,540	9,885
Total operating costs and expenses	309,466	304,746	879,126	614,272
Income (loss) from operations	3,935	(7,388)	(248,937)	(19,594)
Interest expense and other, net	(18,173)	(14,082)	(32,729)	(28,038)
Loss from continuing operations before income taxes	(14,238)	(21,470)	(281,666)	(47,632)
Income tax benefit (provision)	3,329	(374)	35,447	(737)
Loss from continuing operations	(10,909)	(21,844)	(246,219)	(48,369)
Gain (loss) from discontinued operations, net of tax (3)	(292)	6	(1,397)	61
Net loss	$(11,201)	$(21,838)	$(247,616)	$(48,308)

Basic and diluted net loss per share
Continuing operations	$(0.11)	$(0.21)	$(2.39)	$(0.47)
Discontinued operations	—	—	(0.01)	—
Basic and diluted net loss per share	$(0.11)	$(0.21)	$(2.40)	$(0.47)
Basic and diluted weighted average common shares outstanding	103,011	102,354	102,963	102,335

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2013	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$116,636	$98,452
Accounts receivable, net of allowance of $8,615 and $7,746 as of December 31, 2013 and June 30, 2014, respectively	100,792	104,947
Prepaid expenses	15,945	17,345
Deferred income taxes, net	549	402
Other current assets	13,930	15,315
Total current assets	247,852	236,461
Property and equipment, net	438,321	415,707
Goodwill	139,215	137,725
Other intangible assets, net	155,428	123,500
Other long-term assets	26,502	24,448
Total assets	$1,007,318	$937,841
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,440	$26,872
Accrued payroll and related expenses	35,041	28,488
Other accrued liabilities	88,225	94,996
Deferred revenue	49,689	46,275
Current portion of long-term debt and capital lease obligations	1,489	1,473
Total current liabilities	207,884	198,104
Long-term debt and capital lease obligations	606,442	606,536
Long-term deferred income taxes, net	2,221	3,298
Other long-term liabilities	28,553	24,959
Total liabilities	845,100	832,897

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2013 and June 30, 2014	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 197,491 and 198,527 shares issued as of December 31, 2013 and June 30, 2014, respectively, and 101,876 and 102,248 shares outstanding as of December 31, 2013 and June 30, 2014, respectively	1,975	1,985
Additional paid-in capital	2,047,607	2,040,880
Accumulated deficit	(1,144,975)	(1,193,283)
Treasury stock, at cost, 95,615 shares and 96,279 shares as of December 31, 2013 and June 30, 2014, respectively	(742,389)	(744,638)
Total stockholders’ equity	162,218	104,944
Total liabilities and stockholders’ equity	$1,007,318	$937,841

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Adjusted EBITDA (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2014	2014

Net loss	$(11,201)	$(26,470)	$(21,838)
Interest expense and other, net	18,173	13,956	14,082
Income tax provision (benefit)	(3,329)	363	374
Depreciation and amortization	44,270	46,855	45,615
Stock-based compensation expense	4,010	4,943	2,335
Impairment of goodwill and long-lived assets (1)	—	5,334	5,437
Restructuring, acquisition and integration-related costs (2)	7,278	4,977	4,908
(Gain) loss from discontinued operations, net of tax (3)	292	(55)	(6)
Adjusted EBITDA (4)	$59,493	$49,903	$50,907

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Adjusted Net Loss (4)

(in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2014	2014

Net loss	$(11,201)	$(26,470)	$(21,838)
Impairment of goodwill and long-lived assets (1)	—	5,334	5,437
Adjusted Net Loss (4)	$(11,201)	$(21,136)	$(16,401)

Basic and diluted weighted average common shares outstanding	103,011	102,312	102,354
Adjusted Net Loss per Share	$(0.11)	$(0.21)	$(0.16)

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2014	2014

Net loss	$(11,201)	$(26,470)	$(21,838)
Interest expense and other, net	18,173	13,956	14,082
Income tax provision (benefit)	(3,329)	363	374
Depreciation and amortization	44,270	46,855	45,615
Stock-based compensation expense	4,010	4,943	2,335
Impairment of goodwill and long-lived assets (1)	—	5,334	5,437
Restructuring, acquisition and integration-related costs (2)	7,278	4,977	4,908
(Gain) loss from discontinued operations, net of tax (3)	292	(55)	(6)
Purchases of property and equipment	(34,401)	(23,384)	(25,965)
Unlevered Free Cash Flow (4)	$25,092	$26,519	$24,942

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2014	2014

Net cash provided by operating activities	$11,696	$21,306	$17,969
Income tax provision (benefit)	(3,329)	363	374
Non-cash income taxes	3,356	(210)	(242)
Interest expense and other, net	18,173	13,956	14,082
Amortization of debt discount, premium and issuance costs	(462)	(1,016)	(1,022)
Restructuring, acquisition and integration-related costs (2)	7,278	4,977	4,908
Changes in operating assets and liabilities	24,566	10,437	14,732
Purchases of property and equipment	(34,401)	(23,384)	(25,965)
Other, net	(1,785)	90	106
Unlevered Free Cash Flow (4)	$25,092	$26,519	$24,942

Net cash used in investing activities	$(15,471)	$(23,384)	$(25,379)
Net cash used in financing activities	$(28,473)	$(6,045)	$(2,651)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Segment Information (5)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014

Business Services
Revenues	$243,308	$234,216	$487,871	$468,219
Cost of revenues (excluding depreciation and amortization)	129,598	121,555	257,517	244,819
Gross margin	113,710	112,661	230,354	223,400
Direct segment operating expenses	83,282	86,834	167,794	172,445
Segment operating income	$30,428	$25,827	$62,560	$50,955
Consumer Services
Revenues	$70,093	$63,142	$142,318	$126,459
Cost of revenues (excluding depreciation and amortization)	23,340	22,633	48,287	45,245
Gross margin	46,753	40,509	94,031	81,214
Direct segment operating expenses	13,380	11,401	25,879	22,961
Segment operating income	$33,373	$29,108	$68,152	$58,253
Consolidated
Revenues	$313,401	$297,358	$630,189	$594,678
Cost of revenues	152,938	144,188	305,804	290,064
Gross margin	160,463	153,170	324,385	304,614
Direct segment operating expenses	96,662	98,235	193,673	195,406
Segment operating income	63,801	54,935	130,712	109,208
Depreciation and amortization	44,270	45,615	87,625	92,470
Impairment of goodwill and long-lived assets (1)	—	5,437	255,599	10,771
Restructuring, acquisition and integration-related costs (2)	7,278	4,908	18,540	9,885
Corporate operating expenses	8,318	6,363	17,885	15,676
Income (loss) from operations	$3,935	$(7,388)	$(248,937)	$(19,594)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014

Business Services
Retail services	$199,431	$191,386	$400,512	$383,906
Wholesale services	39,084	37,970	77,942	74,412
Other services	4,793	4,860	9,417	9,901
Total revenues	243,308	234,216	487,871	468,219
Consumer Services
Access services	58,996	52,514	119,736	105,149
Value-added services	11,097	10,628	22,582	21,310
Total revenues	70,093	63,142	142,318	126,459
Total Revenues	$313,401	$297,358	$630,189	$594,678

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	June 30,	March 31,	June 30,
	2013	2014	2014
Employee Data
Number of employees at end of period (6)	2,999	2,994	2,981

EARTHLINK HOLDINGS CORP.

Consumer Services Operating Metrics

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2014	2014

Average narrowband subscribers (7)	591,000	536,000	518,000
Average broadband subscribers (7)	484,000	421,000	397,000
Average consumer subscribers (7)	1,075,000	957,000	915,000

ARPU (8)	$21.74	$22.06	$22.99
Churn rate (9)	2.1%	2.1%	2.3%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

1.              During the first quarter of 2013, the Company recognized a $256.7 million non-cash impairment charge to goodwill related to its Business Services reporting unit, of which $255.6 million is included in continuing operations and $1.1 million is reflected in discontinued operations. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in these market conditions, both key assumptions used in the determination of fair value.

During the six months ended June 30, 2014, the Company recorded $10.8 million for impairment of property and equipment, which included $5.3 million recorded during the three months ended March 31, 2014 for impairment of work in progress for an information technology project not expected to be used and $5.4 million recorded during the three months ended June 30, 2014 for impairment of work in progress and software licenses not expected to be used.

2.              Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Integration-related costs	5,485	2,762	10,486	6,715
Severance, retention and other employee costs	1,101	958	5,689	1,966
Facility-related costs	267	1,186	1,835	1,202
Transaction-related costs	210	2	315	2
Legacy plan restructuring costs	215	—	215	—
Restructuring, acquisition and integration-related costs	$7,278	$4,908	$18,540	$9,885

Restructuring, acquisition and integration-related costs consist of costs related to restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversion, rebranding costs and integration-related consulting and employee costs; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; 3) facility-related costs, such as lease termination and asset impairments; and 4) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees.

3.              The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. On August 2, 2013, the Company sold its telecom systems business. The Company has no significant continuing involvement in the operations or significant continuing direct cash flows. The telecom systems results of operations were previously included in the Company’s Business Services segment.

4.              Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment. Adjusted Net Loss is defined as net loss excluding the non-cash charge to record a valuation allowance against deferred tax assets, the non-cash impairment of goodwill and estimated tax impact and the non-cash impairment of long-lived assets.

Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Net Loss are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Net Loss are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted Net Loss should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

5.              The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a broad range of data, voice and IT services to retail and wholesale business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and IT services provided to business customers; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers and businesses; and (3) other services, which primarily consists of web hosting. The Company’s IT services, which are included within its retail services, include data centers, virtualization, security, applications, premises-based solutions, managed solutions and support services. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes narrowband and broadband Internet access services; and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking and email storage; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

6.              Represents full-time equivalents.

7.              Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

8.              ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

9.              Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.